SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

CELANESE US HOLDINGS LLC
(Exact name of obligor as specified in its charter)

Delaware	20-1206848

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
TELEPHONE: (972) 443-4000
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)
__________________________
Subordinated Debt Securities

And Guarantees
GUARANTORS*

Exact name of Additional Registrant as Specified in it Charter	State of Incorporation or Organization	IRS Employee Identification No.
Celanese Corporation	Delaware	98-0420726
Celanese Americas LLC	Delaware	22-1862783
Celanese Acetate LLC	Delaware	56-2051387
Celanese Chemicals, Inc.	Delaware	13-2916623
CNA Holdings LLC	Delaware	13-5568434
Celanese International Corporation	Delaware	75-2622529
Celtran, Inc.	Delaware	56-0818166
CNA Funding LLC	Delaware	22-3847453
KEP Americas Engineering Plastics, LLC	Delaware	22-3537574
Ticona Fortron Inc.	Delaware	22-3140276
Ticona Polymers, Inc.	Delaware	13-3313358
Ticona LLC	Delaware	22-3546190
Celanese Global Relocation LLC	Delaware	41-2243055
Celanese Ltd.	Texas	75-2622526

*Each Guarantor has the same principal executive office and phone number as Celanese US Holdings LLC
_____________________________________________________________________

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Administrator of National Banks United States Department of the Treasury Washington, D.C. 20219

Federal Deposit Insurance Corporation 550 17th Street, N.W. Washington, D.C. 20429

P.O. Box 7702 San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit TG3 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 7th day of February, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ JOHN C. STOHLMANN
John C. Stohlmann
Vice President

EXHIBIT 6

February 7, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ JOHN C. STOHLMANN
John C. Stohlmann
Vice President

Exhibit 7
Consolidated Report of Condition of`

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,734
Interest-bearing balances		155,426
Securities
Held-to-maturity securities		0
Available-for-sale securities		223,064
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		51
Securities purchased under agreements to resell		22,081
Loans and lease financing receivables:
Loans and leases held for sale
Loans and leases, net of unearned income	765,029
LESS: Allowance for loan and lease losses	12,970
Loans and leases, net of unearned income and allowance		752,059
Trading Assets		31,965
Premises and fixed assets (including capitalized leases)		7,597
Other real estate owned		3,689
Investments in unconsolidated subsidiaries and associated companies		627
Direct and indirect investments in real estate ventures		8
Intangible assets
Goodwill		21,549
Other intangible assets		21,750
Other assets		54,021

Total assets		$1,328,010

LIABILITIES
Deposits:
In domestic offices		$960,746
Noninterest-bearing	259,500
Interest-bearing	701,246
In foreign offices, Edge and Agreement subsidiaries, and IBFs		86,980
Noninterest-bearing	473
Interest-bearing	86,507
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,491
Securities sold under agreements to repurchase		13,961

Dollar Amounts In Millions

Trading liabilities	16,250
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	55,893
Subordinated notes and debentures	19,925
Other liabilities	24,771

Total liabilities	$1,189,017

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	102,971
Retained earnings	31,335
Accumulated other comprehensive income	3,147
Other equity capital components	0

Total bank equity capital	137,972
1,021

Total equity capital	138,993

Total liabilities, and equity capital	$1,328,010

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin